Exhibit 23.2


                       Consent of Coopers & Lybrand L.L.P.

     We consent to the incorporation by reference in the registration statements of Express Scripts, Inc. on Forms S-8 (File Nos. 33-64094, 33-64278, 33-93106, 333-04291, 333-27983, 333-48765, 333-48767 and 333-48779) of our report dated
April 30, 1998, on our audits of the combined financial statements of Value Health Pharmacy Benefit Management of December 31, 1996, and for the years ended December 31, 1996, and 1995, which report is included in this Form 8-K/A Amendment No. 1 dated June 12, 1998.

                                                /s/ Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
June 10, 1998